Exhibit 10.79
AGREEMENT

This document witnesses the private agreement (the “Agreement”) by

GRAN TIERRA ENERGY PERU S.R.L. (hereinafter, “THE EMPLOYER”) with Unique Tax Payer Registry – RUC No. 20513842377, with address for purposes herein at Jirón Arias Araguez N° 250, Distrito de Miraflores, Provincia y Región Lima, a company registered in entry No. 12538256 of the Public Registry of Lima duly represented by its legal representative, Mónica María Teresa Del Águila Umeres De Rossi, identified by National Identity Document No. 08814414 (hereinafter, “THE EMPLOYER”), and Mr. Carlos Arturo Monges Reyes identified by National Identity Document No. 07781022, domiciled at Domingo de la Presa N°127, Monterrico, Lima (hereinafter, “THE EMPLOYEE”); pursuant to the following terms and conditions (THE EMPLOYER and THE EMPLOYEE collectively referred to as the “Parties”):

FIRST: GRAN TIERRA ENERGY INC. on March 17, 2011 acquired PETROLIFERA PETROLEUM DEL PERU S.A.C. As a result, both PETROLIFERA PETROLEUM DEL PERU S.A.C. and THE EMPLOYER are affiliates and belong to the same corporate group.

At the time of the acquisition, THE EMPLOYEE was working for PETROLIFERA PETROLEUM DEL PERU S.A.C. as the General Manager.

Parties agreed that THE EMPLOYEE would remain as the General Manager of PETROLIFERA PETROLEUM DEL PERU S.A.C. but would also be appointed as the General Manager of THE EMPLOYER as of October 1st, 2011.

SECOND: As a consequence of THE EMPLOYEE’s commencement with in THE EMPLOYER on October 1st, 2011, he is legally entitled, from THE EMPLOYER, to S/. 2021.74 (which corresponds to 1/12 of his computable salary from THE EMPLOYER as Length of Service Compensation - Compensación por Tiempo de Servicios - CTS) which was deposited in November, and, S/. 12030, - which corresponds to 3/6 of his computable salary from THE EMPLOYER, as Christmas legal bonus (Gratificación por Navidad).

THIRD: Since both PETROLIFERA PETROLEUM DEL PERU S.A.C. and THE EMPLOYER belong to the same corporate group and are affiliates, and THE EMPLOYEE’s commencement with THE EMPLOYER was not intended reduce his compensation, by this Agreement the Parties agree that, as an exceptional measure, that THE EMPLOYER will pay an additional sum for THE EMPLOYEE’s November Length of Service Compensation (Compensación por Tiempo de Servicios-CTS) and Christmas legal bonus, such that THE EMPLOYEE receives the total aggregate amount of combined compensation from GRAN TIERRA ENERGY PERU S.R.L. and PETROLIFERA PETROLEUM DEL PERU S.A.C. that THE EMPLOYEE would have received had he remained solely employed by PETROLIFERA PETROLEUM DEL PERU S.A.C. Accordingly, THE EMPLOYEE will earn 6/12 of his computable salary from THE EMPLOYER as CTS and 6/6 of his computable salary from THE EMPLOYER as Christmas legal bonus.

FOURTH: In order to execute the agreement set forth in previous clause, parties hereby agree to and declare the following:

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THE EMPLOYER will deposit during December 2011 the sum of S/.9978.26, which corresponds to the difference between the amount detailed in the Second and Third Clauses, i.e., between the complete Length of Service Compensation (Compensación por Tiempo de Servicios-CTS) that THE EMPLOYEE would have earned and the fraction of CTS that he is legally entitled to. The deposit will be done in THE EMPLOYEE’s corresponding CTS bank account.

•
THE EMPLOYER will pay during December 2011 the sum of S/.12030, which corresponds to the difference between the amount detailed in Second and Third Clauses, i.e., between the complete Christmas Legal Bonus (Gratificación por Navidad) that THE EMPLOYEE would have earned and the fraction of Legal Bonus that he is entitled to.

FIFTH: Furthermore, for the reasons detailed in the First Clause, the parties agree that, in the event that THE EMPLOYER dismisses THE EMPLOYEE without cause and THE EMPLOYEE has the legal right to severance, the following shall apply:

(a)
THE EMPLOYER will calculate THE EMPLOYEE’s legal severance considering October 1st, 2011 as THE EMPLOYEE’s commencement date with THE EMPLOYER. This amount will be paid to THE EMPLOYEE according to legal requirements.

(b)
THE EMPLOYER will calculate a hypothetical severance as if THE EMPLOYEE had continued his labour relationship with PETROLIFERA PETROLEUM DEL PERU S.A.C. only. The rules to calculate this hypothetical severance will be those applicable to Peruvian legal severance in the event of dismissal without cause, but using as computable remuneration 60% of the monthly salary earned by THE EMPLOYEE at PETROLIFERA PETROLEUM DEL PERU S.A.C. before October 1st, 2011.

(c)	In addition to the legal severance indicated in a), THE EMPLOYER will pay THE EMPLOYEE the difference between sums indicated in a) and b) as a voluntary severance.

(d)	Income tax levied on the payment of the voluntary severance will be assumed by THE EMPLOYEE.

SIXTH: For any matters not expressly covered by this Agreement, Peruvian labor laws and the provisions in force of the Employment Agreement shall apply.

To signify their agreement herewith, both Parties execute this Agreement in two copies each of the same tenor and validity in the city of Lima, on December 14th, 2011.

/s/ Monica Del Aguila
THE EMPLOYER

/s/ Carlos Monges
THE EMPLOYEE

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